================================================================================





                           DRILEX INTERNATIONAL INC.

                            (a Delaware corporation)

                        2,361,962 Shares of Common Stock


                               PURCHASE AGREEMENT



Dated: _____, 1996


================================================================================

                                 TABLE OF CONTENTS

 SECTION 1.   Representations and Warranties.                              3
    (a)   Representations and Warranties by the Company                  3
              (i)     Compliance with Registration Requirements.           3
              (ii)    Independent Accountants.                             4
              (iii)   Financial Statements.                                4
              (iv)    No Material Adverse Change in Business.              4
              (v)     Good Standing of the Company.                        5
              (vi)    Good Standing of Subsidiaries.                       5
              (vii)   Capitalization.                                      5
              (viii)  Authorization Agreement.                             5
              (ix)    Authorization and Description of Securities.         6
              (x)     Absence of Defaults and Conflicts.                   6
              (xi)    Absence of Labor Dispute.                            6
              (xii)   Absence of Proceedings.                              7
              (xiii)  Exhibits                                             7
              (xiv)   Possession of Intellectual Property.                 7
              (xv)    Absence of Further Requirements.                     7
              (xvi)   Possession of Licenses and Permits.                  8
              (xvii)  Compliance with Cuba Act.                            8
              (xviii) Investment Company Act.                              8
              (xix)   Environmental Laws.                                  8
              (xx)    Registration Rights.                                 9
              (xxi)   Canadian Employees                                   9
    (b)   Representations and Warranties by the Selling Stockholder        9
              (i)     Accurate Disclosure.                                 9
              (ii)    Authorization of Agreements.                         9
              (iii)   Good and Marketable Title.                          10
              (iv)    Absence of Manipulation.                            10
              (v)     Absence of Further Requirements.                    10
              (vi)    Restriction on Sale of Securities.                  10
              (vii)   Certificates Suitable for Transfer.                 11
              (viii)  No Association with NASD.                           11
    (c)   Officer's Certificates.                                         11

 SECTION 2.   Sale and Delivery to Underwriters; Closing.                 11
    (a)   Initial Securities.                                             11
    (b)   Option Securities.                                              12
    (c)   Payment.                                                        12
    (d)   Denominations; Registration.                                    13

 SECTION 3. Covenants of the Company.                                     13
    (a)   Compliance with Securities Regulations and Commission Requests. 13
    (b)   Filing of Amendments.                                           13
    (c)   Delivery of Registration Statements.                            14
    (d)   Delivery of Prospectuses.                                       14
    (e)   Continued Compliance with Securities Laws.                      14
    (f)   Blue Sky Qualifications.                                        15
    (g)   Rule 158.                                                       15
    (h)   Use of Proceeds.                                                15
    (i)   Listing.                                                        15
    (j)   Restriction on Sale of Securities.                              15
    (k)   Compliance with NASD Rules.                                     16

 SECTION 4. Payment of Expenses.                                          16
    (a)   Expenses.                                                       16
    (b)   Expenses of the Selling Stockholder.                            16
    (c)   Termination of Agreement.                                       17

 SECTION 5. Conditions of Underwriters' Obligations.                      17
    (a)   Effectiveness of Registration Statement.                        17
    (b)   Opinion of Counsel for Company.                                 17
    (c)   Opinion of Counsel for the Selling Stockholder.                 17
    (d)   Opinion of Counsel for Underwriters.                            17
    (e)   Officer's Certificate.                                          18
    (f)   Certificate of Selling Stockholder.                             18
    (g)   Accountant's Comfort Letter.                                    18
    (h)   Bring-down Comfort Letter.                                      18
    (i)   Approval of Listing.                                            19
    (j)   Conditions to Purchase of Option Securities                     19
          (i)   Officer's Certificate.                                    19
          (ii)  Opinion of Counsel for Company.                           19
          (iii) Opinion of Counsel for Underwriters                       19
          (iv)  Bring-down Comfort Letter                                 19
    (k)   Additional Documents.                                           19
    (l)   Termination of Agreement.                                       20

 SECTION 6.  Indemnification.                                             20
    (a)   Indemnification of Underwriters by the Company.                 20
    (b)   Indemnification of Underwriters by the Selling Stockholder.     21
    (c)   Indemnification of Company, Directors and Officers.             22
    (d)   Actions against Parties; Notification.                          22
    (e)   Settlement without Consent if Failure to Reimburse.             23
    (f)   Indemnification for Reserved Securities.                        23

 SECTION 7.  Contribution.                                                    23

 SECTION 8.  Representations, Warranties and Agreements to Survive Delivery   25

 SECTION 9.  Termination of Agreement.                                        25
    (a)   Termination; General.                                               25
    (b)   Liabilities.                                                        25

 SECTION 10. Default by One or More of the Underwriters.                      26

 SECTION 11. Default by the Selling Stockholder or the Company.               26

 SECTION 12. Notices.                                                         27

 SECTION 13. Parties.                                                         27

 SECTION 14. GOVERNING LAW AND TIME.                                          27

 SECTION 15. Effect of Headings.                                              27

                                                                        DRAFT OF
                                                                   JUNE 25, 1996

                           DRILEX INTERNATIONAL INC.

                            (a Delaware corporation)

                        2,361,962 Shares of Common Stock

                           (Par Value $.01 Per Share)


                               PURCHASE AGREEMENT
                               ------------------
                                                                  Date ___, 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
CS FIRST BOSTON CORPORATION
SIMMONS & COMPANY INTERNATIONAL
     as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

     Drilex International Inc., a Delaware corporation (the "Company"), and ENSCO International Incorporated, a Delaware corporation (the "Selling Stockholder"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters"), which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof, for whom Merrill Lynch, CS First Boston Corporation and Simmons & Company International are acting as representatives (in such capacity, the "Representatives"), with respect to the sale by the Company and the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in Schedules A and B, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 354,294 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 2,361,962 shares of Common Stock (the "Initial

Securities") to be purchased by the Underwriters and all or any part of the 354,294 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

     The Company and the Selling Stockholder understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Company, the Selling Stockholder and the Underwriters agree that up to 100,000 shares of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby. Offers and sales of Reserved Securities to eligible employees in the Province of Alberta (the "Offering Province") will be effected by the Underwriters or their affiliates at the request of and as agent of the Company pursuant to prospectus exemptions available in the Offering Province. Reserved Securities sold to eligible employees in the Offering Province are deemed to have been acquired by the Underwriters from the Company rather than the Selling Stockholder.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-03405) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any related prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and any schedules thereto, at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the

"Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     SECTION 1.    Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

     (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and any preliminary prospectus comply or will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed at the Company's request in connection with the offer and sale of Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

     Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the applicable 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

     (iii) Financial Statements. The financial statements (except for the pro forma financial information) included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and except as otherwise expressly stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

     (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) since December 31, 1995, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (vi) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is fully qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The name of each of the Subsidiaries is set forth on Exhibit 21.1 to the Registration Statement.

     (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for issuances subsequent to March 31, 1996, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Stockholder, was issued in violation of the preemptive or other similar rights of any securityholder of the Company arising by operation of law, under the charter or by-laws of the Company, or under any agreement to which the Company or any of its subsidiaries is a party or otherwise.

     (viii) Authorization Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

     (ix) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability solely by reason of being such a holder; and the issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company.

     (x) Absence of Defaults and Conflicts. Neither the Company nor any of the Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or subsidiary is subject (collectively, "Agreements and Instruments") except for any such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or, except for violations that would not have a Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary, other than any such event or condition that is referred to in the Registration Statement.

     (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

     (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

     (xiii) Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described or filed, as applicable.

     (xiv) Possession of Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") currently employed by them in connection with the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

     (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except, (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) such as have been obtained or as may be required under the securities laws and regulations of foreign jurisdictions in which the Reserved Securities are offered at the Company's request outside the United States.

     (xvi) Possession of Licenses and Permits. The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; each of the Company and the Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses applicable to it, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licensees to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (xvii) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

     (xviii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     (xix) Environmental Laws. Except as described in the Registration Statement and except such claims, liabilities, violations or instances of noncompliance as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law (or any judicial or administrative interpretation thereof) including, without limitation, any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws.

     (xx) Registration Rights. Except as disclosed in the Registration Statement, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act. With respect to the Registration Statement and offering of securities contemplated thereby, all such registration and similar rights have been waived except such rights of the Selling Stockholder.

     (xxi) Canadian Employees. The persons to whom the Company directs the Underwriters or their affiliates, as agents of the Company, to offer and sell Reserved Securities in the Offering Province are bona fide employees of the Company residing in such Offering Province and such persons are not directly or indirectly required by the Company to purchase such Reserved Securities.

     (b) Representations and Warranties by the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter as of the date hereof and as of the Closing Time, and agrees with each Underwriter, as follows:

     (i) Accurate Disclosure. The Selling Stockholder has reviewed and is familiar with the Registration Statement, any preliminary prospectus and the Prospectus and, in respect to information furnished by the Selling Stockholder in writing specifically for use therein, neither the Registration Statement, any preliminary prospectus nor the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (ii) Authorization of Agreements. The Selling Stockholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder hereunder. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by the Selling Stockholder and the consummation of the transactions contemplated herein and compliance by the Selling Stockholder with its obligations hereunder have been duly authorized by the Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Stockholder or any property or assets of the Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound, or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of its properties.

     (iii) Good and Marketable Title. The Selling Stockholder will at the Closing Time have good and marketable title to the Securities to be sold by the Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from the Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

     (iv) Absence of Manipulation. The Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (v) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Stockholder of its obligations hereunder, or in connection with the sale and delivery of the Securities by the Selling Stockholder hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

     (vi) Restriction on Sale of Securities. During a period of 120 days from the date of the Prospectus, the Selling Stockholder will not, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

     (vii) Certificates Suitable for Transfer. Prior to Closing, certificates for all of the Securities to be sold by the Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, will be delivered to the Underwriter pursuant to this Agreement.

     (viii) No Association with NASD. Neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

     (c) Officer's Certificates. Any certificate signed by any officer of the Company or any subsidiary delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Stockholder to the Underwriter as to the matters covered thereby.

     SECTION 2.    Sale and Delivery to Underwriters; Closing.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Stockholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or the Selling Stockholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 354,294 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be earlier than two nor, without the Company's consent, later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter (plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof) bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares. For purposes of this Agreement, the term "business day" shall mean a day on which banks are open for business in the State of New York.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., 3500 Texas Commerce Tower, 600 Travis, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives and the Company at 10:00 A.M. (Eastern Time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern Time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company on each Date of Delivery as specified in the notice from the Representatives to the Company.

     Payment shall be made to the Company and the Selling Stockholder by means of wire transfers of same day funds to one or more accounts designated by the Company and the Selling Stockholder, respectively, against delivery to the Representatives for the respective account of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern Time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purpose of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

     (i) Listing. The Company will use its best efforts to effect the quotation of the Common Stock (including the Securities) on the Nasdaq National Market and, so long as the Common Stock is so quoted, will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

     (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) offer, sell or otherwise voluntarily transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable for Common Stock. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of options or warrants or the conversions of any securities outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus (D) any private placements of Common Stock to purchasers who agree to be bound by a similar agreement.

     (k) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted, if so required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules, from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Underwriters will notify the Company as to which persons will need to be restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses including, without limitation, legal fees and expenses they incur in connection with such release or attempted release.

     SECTION 4.    Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities and (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market, (x) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees and others having a business relationship with the Company, (xi) the fees and expenses of counsel to the Company and the Underwriters in connection with the Reserved Share program, and (xii) stamp duties or similar taxes or duties, if any, incurred by the Underwriters in connection with the offer and sale of the Reserved Securities.

     (b) Expenses of the Selling Stockholder. The Selling Stockholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of Securities by the Selling Stockholder to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of its counsel.

     (c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement has become effective, and on the date hereof and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) Opinion of Counsel for Company. At Closing Time the Representatives shall have received the favorable opinion, dated as of Closing Time, of Baker & Botts, L.L.P., special counsel for the Company, in substantially the form of Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (c) Opinion of Counsel for the Selling Stockholder. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Baker & McKenzie, counsel for the Selling Stockholder, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (d) Opinion of Counsel for Underwriters. At Closing Time the Representatives shall have received the favorable opinion, dated as of Closing Time, of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in (i), (v),
(vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (viii) to (x), inclusive, (xiii), (xv) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock") and the penultimate paragraph of Exhibit A hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (e) Officer's Certificate. At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospectus of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, are contemplated by the Commission.

     (f) Certificate of Selling Stockholder. At Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of the Selling Stockholder, dated as of Closing Time, to the effect that
(i) the representations and warranties of the Selling Stockholder contained in
Section 1(b) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

     (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (h) Bring-down Comfort Letter. At Closing Time the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than five business days prior to Closing Time.

     (i) Approval of Listing. At the Closing Time the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to the official notice of issuance.

     (j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

     (i) Officer's Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

     (ii) Opinion of Counsel for Company. The favorable opinion of Baker & Botts, L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

     (iii) Opinion of Counsel for Underwriters. The favorable opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

     (iv) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholder in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

     SECTION 6.    Indemnification.

     (a) Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act to the extent and in the manner set forth in clauses
(i), (ii), (iii) and (iv) below as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any supplement, prospectus wrapper material or stickers attached to the Prospectus or any preliminary prospectus prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the reservation and sale of the Reserved Securities to eligible employees and persons having business relationships with the Company or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading;

     (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to

Section 6(d) below) any such settlement is effected with the written consent of the Company; and

     (iv) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that (A) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and (B) such indemnity with respect to any untrue statement or omission in any preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the failure by the Underwriter to deliver or send to any person a copy of the Prospectus at or prior to the confirmation of the sale of the Securities to such person where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (provided that the Company shall have delivered the Prospectus to the Underwriters in requisite quantity on a timely basis in order to permit the Prospectus to be sent or given).

     (b) Indemnification of Underwriters by the Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, but only to the extent that such loss, liability, claim, damage or expense arises out of, is based upon or relates to untrue statements or omissions, or alleged untrue statements or omissions, made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder for use in the Registration Statement, any preliminary prospectus or the Prospectus, provided, however, that the Selling Stockholder's aggregate liability under this
Section 6 shall
be limited to an amount equal to the net proceeds (after deducting the underwriting discount, but before deducting expenses) received by the Selling Stockholder from the sale of Securities pursuant to this Agreement.

     (c) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, and the Selling Stockholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen as provided above, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all the indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof

(whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Sections 6(a), 6(b) and 6(c) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Sections 6(a),
(b) or (c) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent to considers such request to be reasonable and (ii) provided written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     (f) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1993 Act or Section 20 of the 1934 Act from and against any and all loss, liability, claim, damage and expense incurred by them as a result of (i) the failure of the designated employees or other persons to pay for and accept delivery of shares which, at any time following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase and (ii) the violation of any laws of foreign jurisdictions where Reserved Securities have been offered at the Company's request.

     (g) The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholder with respect to indemnification.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions or in connection with any failure of the nature referred to in Section 6(f) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholder and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

     The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any failure of the nature referred to in Section 6(f) hereof.

     The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same right to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholder with respect to contribution.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Selling Stockholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholder, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9.    Termination of Agreement.

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements with such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the number of Defaulted Securities exceeds 10% of the number of the Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company and the Selling Stockholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. Default by the Selling Stockholder or the Company. (a) If the Selling Stockholder shall fail at Closing Time to sell and deliver the number of Securities which the Selling Stockholder is obligated to sell hereunder, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company, terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6 and 7 shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Selling Stockholder from liability, if any, in respect of such default.

     In the event of a default by the Selling Stockholder as referred to in this
Section 11, each of the Representatives and the Company shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

     (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6 and 7 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

     SECTION 12.    Notices.    All notices and other communications hereunder
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives (c/o Merrill Lynch) at 1221 McKinney, Suite 2700, Houston, Texas 77010, attention of Schuyler M. Tilney; and notices to the Company shall be directed to it at 15151 Sommermeyer, Houston, Texas 77041, attention of Bruce Broussard; and notices to the Selling Stockholder shall be directed to ENSCO International Incorporated, 1445 Ross Avenue, Suite 2700, Dallas, Texas 75202-2792, attention of C. Christopher Gaut.

     SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm, corporation or other entity, other than the Underwriters and the Company and the Selling Stockholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and the Selling Stockholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company and the Selling Stockholder in accordance with its terms.

                         Very truly yours,

                         DRILEX INTERNATIONAL INC.


                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------



                         ENSCO INTERNATIONAL INCORPORATED


                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------



CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED
CS FIRST BOSTON CORPORATION
SIMMONS & COMPANY INTERNATIONAL

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


By:
   ----------------------------------
     Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                  SCHEDULE A


                                                                       Number of
                                                                         Initial
     Name of Underwriter                                              Securities
     -------------------                                              ----------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated...........................................
CS First Boston Corporation........................................
Simmons & Company International....................................
                                                                       _________
Total..............................................................    2,361,962
                                                                       =========

                                    Sch A-1

                                  SCHEDULE B


                                  Number of Initial     Maximum Number of Option
                                 Securities to be Sold   Securities to Be Sold
                                 ---------------------   ---------------------

Drilex International Inc.               2,000,000                 354,294

ENSCO International Incorporated          361,962                   -0-


                                        ---------                 -------
Total .........................         2,361,962                 354,294
                                        =========                 =======

                                    Sch B-1

                                  SCHEDULE C

                           DRILEX INTERNATIONAL INC.

                       2,361,962 Shares of Common Stock
                          (Par Value $.01 Per Share)


          1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $____________.

          2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $______, being an amount equal to the initial public offering price set forth above less $_____ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                    Sch C-1

                     FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

          (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Texas.

          (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriter from the Selling Stockholder, when issued upon conversion of [the Convertible Note] will be duly authorized and validly issued and are fully paid and non-assessable; and, to our knowledge, none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any security holder of the Company.

          (v) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable.

          (vi) The issuance and sale of the Securities by the Company is not subject to preemptive or other similar rights of any security holder of the Company arising by operation of law or under the charter or bylaws of the Company or, to our knowledge, otherwise, except for any such rights that have been effectively waived.

          (vii) Each Subsidiary set forth on Attachment I hereto has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; except as otherwise disclosed in the Registration Statement, to our knowledge, all of the issued and outstanding capital stock of each such Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any perfected security interest.

          (viii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

          (ix) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required thereby; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

          (x) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other accounting or financial data included therein and the exhibits thereto, as to which we have not been asked to comment) appear on their face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

          (xi) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Nasdaq National Market.

          (xii) To our knowledge, there is no pending or threatened action, suit or proceeding to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or bought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the Purchase Agreement or the performance by the Company of its obligations thereunder.

          (xiii) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Registration Statement under the caption "Description of Capital Stock."

          (xiv) To our knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed as exhibits thereto.

          (xv) To our knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws.

          (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance or sale of the Securities.

          (xvii) The execution, delivery and performance of the Purchase Agreement by the Company and the consummation by the Company of the transactions contemplated in the Purchase Agreement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or a default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument described in the Registration Statement or filed as an exhibit thereto to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or, to our knowledge, any applicable law, statute, rule, regulation, judgment, order, writ or decree, of any United States, Delaware, Texas or New York governmental body, instrumentality or court having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

          (xviii) Except as disclosed in the Registration Statement, to our knowledge, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.

          (xix) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the 1940 Act.

          We have participated in conferences with certain officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent set forth in paragraph (x) and (xiii) above), we advise you that, on the basis of the foregoing (relying as to materiality to a large extent upon statements and other representations of officers and other representatives of the Company), no facts have come to our attention that lead us to believe that the Registration Statement (other than

(i) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein, (ii) the other accounting and financial information contained therein and (iii) the exhibits thereto, as to which we have not been asked to comment), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein and (ii) the other accounting and financial information contained therein, as to which we have not been asked to comment), as of its issue date and the date hereof, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

            FORM OF OPINION OF COUNSEL FOR THE SELLING STOCKHOLDER
                   TO BE DELIVERED PURSUANT TO SECTION 5(C)


          (i) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we need express no opinion) is necessary or required to be obtained by the Selling Stockholder for the performance by the Selling Stockholder of its obligations under the Purchase Agreement or in connection with the offer, sale or delivery of the Securities.

          (ii) The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

          (iii) The execution, delivery and performance of the Purchase Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Selling Stockholder with its obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of the Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or, to the best of our knowledge, any property or assets of the Selling Stockholder pursuant to, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which the Selling Stockholder is a party or by which it may be bound, or to which any of the property or assets of the Selling Stockholder may be subject nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Stockholder, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over the Selling Stockholder or any of its properties.

          (iv) The Selling Stockholder, immediately prior to Closing Time, will be the sole registered owner of the Securities to be sold by the Selling Stockholder; upon consummation of the sale of the Securities pursuant to the Purchase Agreement, each of the Underwriters will be the registered owner of the Securities purchased by it from the Selling Stockholder and, assuming the Underwriters purchased the Securities for value in good faith and without notice of any adverse claim, the Underwriters will have acquired all rights of the Selling Stockholder in the Securities free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and the owner of the Securities, if other than the Selling Stockholder, is precluded from asserting against the Underwriters the ineffectiveness of any unauthorized endorsement; and the Selling Stockholder has the full right, power and authority (A) to enter into the Purchase Agreement and (B) to sell, transfer and deliver the Securities to be sold by the Selling Stockholder under the Purchase Agreement.

          Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information, (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), with respect to information furnished by the Selling Stockholder in writing specifically for use in the Registration Statement, any preliminary prospectus or the Prospectus and at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), with respect to the Selling Stockholder, at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                      B-2